UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): November 12, 2004

                       HUNTINGTON BANCSHARES INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)



             Maryland                  0-2525                 31- 0724920
             --------                  ------                 -----------

 (State or other jurisdiction    (Commission File            (IRS Employer
        of incorporation)              Number)            Identification Number)


                                Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
                              --------------------
               (Address of principal executive offices) (zip code)

                                 (614) 480-8300
       -------------------------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On November 12, 2004, Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"), and Unizan Financial Corp., an Ohio corporation ("Unizan"), announced that they had entered into Amendment No. 1 ("Amendment No. 1") to the Agreement and Plan of Merger, dated as of January 27, 2004, by and between Huntington and Unizan (the "Merger Agreement"). Amendment No. 1 is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference. The joint press release issued by Huntington and Unizan on November 12, 2004, which discusses Amendment No. 1 and certain related matters, is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference. The original merger agreement was included as Appendix A to the proxy statement/prospectus included within Huntington's Registration Statement on Form S-4 (Registration Number 333-113639). Other than as provided in the Merger Agreement, Huntington is not aware of any material relationships between Huntington and its affiliates, on the one hand, and Unizan, on the other hand.

                  Amendment No. 1 modifies the Merger Agreement to extend the termination date in Section 7.1(c) of the Merger Agreement from January 27, 2005 to January 27, 2006; in addition, such term will be extended for three (3) more months if both (1) the proposed merger of Unizan with and into Huntington (the "Merger") has not been completed by January 27, 2006 as a result of the failure to obtain regulatory approval for the Merger and (2) it is reasonably likely that regulatory approval can be obtained within such additional three month period. Huntington has also agreed that Unizan may extend such term to be the same as the corresponding termination date under any agreement Huntington may enter into providing for the merger, consolidation, sale or other business combination involving Huntington where the common shares of Huntington are to be exchanged for evidence of indebtedness, other securities, cash, or cash rights of another entity. Huntington has further agreed that in the event of any such combination the agreement providing therefore must expressly provide for the assumption of all obligations under the Merger Agreement.

                  Amendment No. 1 also modifies the terms of the Merger Agreement relating to Unizan's ability to declare dividends by allowing Unizan to establish and declare during the ten business days prior to the anticipated completion of the Merger a special per share cash dividend with respect to the Unizan common stock equal to (1) 1.1424 multiplied by the per share dividends declared from and after January 1, 2005 by Huntington with respect to the Huntington common stock (other than any such dividends having a record date on or after completion of the Merger) less (2) the per share dividends declared by Unizan with respect to the Unizan common stock from and after January 1, 2005.

                  The Merger Agreement permitted Unizan to terminate the Merger Agreement if the Huntington common stock market price fell below $18.48 per share and the decline was at least 15% greater than the decline of the S&P Bank Index, in each case measured over a five day trading period before the last regulatory approval was obtained. Amendment No. 1 modifies this provision to provide that the applicable measurement period will be any fifteen (15) consecutive Nasdaq trading days prior to completion of the merger. Amendment No. 1 also provides that, if Unizan has not breached its non-solicitation obligations under the Merger Agreement and the Unizan board of directors, in the exercise of its fiduciary duties and after consultation with its outside advisors, has determined that it is in the best interests of the Unizan shareholders to do

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so, Unizan may terminate the merger agreement in the event that a third party makes an unsolicited offer to acquire Unizan, but only (1) to enter into a definitive agreement with such third party to effect such transaction and (2) upon simultaneously paying Huntington a termination fee of $20 million (without duplication of any other termination fee under the Merger Agreement).


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

    -        Not Applicable

(b) Pro forma financial information.

    -        Not Applicable

(c) Exhibits.

         99.1     Amendment No. 1 dated November 12, 2004

         99.2     Press Release Dated November 12, 2004



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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                           HUNTINGTON BANCSHARES INCORPORATED


                                           By: /s/ Richard A. Cheap
                                              ----------------------------------
                                           Name:   Richard A. Cheap
                                           Title:  General Counsel and Secretary

Date:  November 15, 2004


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                                  EXHIBIT INDEX

99.1         Amendment No. 1 dated November 12, 2004

99.2         Press Release Dated November 12, 2004